Carmell Corp Announces Addition of Dr. Jason D. Bloom to Scientific Advisory Board

PITTSBURGH, USA, January 8, 2024 /EINPresswire.com/ -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell” or the “Company”), today announced the addition of Dr. Jason D. Bloom to their Scientific Advisory Board (“SAB”).

Dr. Bloom is an award winning, Ivy-League trained, double board-certified facial plastic and reconstructive surgeon. Dr. Bloom completed his residency training in Otorhinolaryngology: Head & Neck Surgery at the University of Pennsylvania followed by a facial plastic and reconstructive surgery fellowship at the New York University Langone Medical Center.

Dr. Jason D. Bloom owns and operates his private practice, Bloom Facial Plastic Surgery in Bryn Mawr, PA. He is an Adjunct Assistant Professor of Otorhinolaryngology: Head & Neck Surgery at the University of Pennsylvania and Clinical Assistant Professor (Adjunct) of Dermatology at the Temple University School of Medicine. Additionally, he serves as Co-Director of the Facial Plastic & Reconstructive Surgery Fellowship program through the University of Pennsylvania and the American Academy of Facial Plastic & Reconstructive Surgery. Dr. Bloom has authored over 50 journal articles and book chapters and has given numerous presentations at national and international conferences. He continues to be academically involved with teaching residents, medical advisory roles with companies, speaking engagements and performing research studies and clinical trials in facial plastic and reconstructive surgery.

Said Mr. Rajiv Shukla, Chairman & CEO of Carmell, “We are delighted to announce the addition of Dr. Bloom to our SAB. He is viewed as a leader in the aesthetics community due to his extensive experience as a top-tier surgeon coupled with an active role driving scientific innovation aimed at improving patient outcomes”.

Said Dr. Bloom, “I am excited to be a part of this incredible team at Carmell and collaborate with their scientists, industry experts, and physicians. What drew me to this Company and product line was three things: science, safety, and results. Carmell’s products utilize the latest technology in the regenerative aesthetics space so I can’t wait to share them with my patients!”

About Carmell

Carmell is a bio-aesthetics company that utilizes the human platelet secretome to topically deliver more than a thousand proteins and growth factors to support skin and hair health. Carmell’s quality ethos is based on rational cosmetics design coupled with a focus on clean formulas that omit the Foul Fourteen, 14 commonly used chemicals that may cause harm to our health. The Company is focused on developing topical cosmetics tailored to meet the demanding technical requirements of professional care providers.

For more information, visit www.carmellcosmetics.com

Forward-Looking Statements

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Bryan Cassaday

Carmell Corporation

bc@carmellcorp.com